UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): January 19, 2006

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On January 19, 2006, Horizon Financial Corp. issued its earnings release for the quarter ended December 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated January 19, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: January 19, 2006              By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                              CONTACTS:     V. Lawrence Evans, Chairman & CEO
                                            Dennis Joines, President & COO
                                            Rich Jacobson, Executive VP & CFO
                                            360.733.3050

NEWS RELEASE
==============================================================================

           HORIZON FINANCIAL GROWS EPS 29% IN THIRD FISCAL QUARTER;
           --------------------------------------------------------
   NET INTEREST MARGIN EXPANSION CONTINUES AND CREDIT QUALITY REMAINS STRONG
   -------------------------------------------------------------------------

BELLINGHAM, WA - January 19, 2006 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that continued growth in commercial loans and core deposits resulted in record profits in both the third fiscal quarter of 2006 and year-to-date. The net interest margin expanded for the fourth consecutive quarter, contributing to earnings per share growth of 29% in the quarter and 21% in the first nine months of fiscal 2006. In the quarter ended December 31, 2005, net income grew 24% to $4.0 million, or $0.40 per diluted share compared to $3.2 million, or $0.31 per diluted share in the same quarter a year ago. For the nine-month period, net income grew 17% to $11.5 million, or $1.14 per diluted share, compared to $9.8 million, or $0.94 per diluted share in the first three quarters of fiscal 2005.

Management will host a conference call today, January 19, at 1:30 pm PST (4:30 pm EST) to discuss third quarter results. The live call can be accessed by dialing (303) 262-2139. The replay, which can be accessed shortly after the call concludes, will be available for a month and can be heard by dialing
(303) 590-3000, using access code 11048235#.

Return on average equity (ROE) increased to 14.6% in the third quarter of 2006, compared to 12.0% a year ago. Return on average assets (ROA) grew to 1.49% in the most recent quarter, compared to 1.42% in the third quarter of fiscal 2005. For the nine month period ended December 31, 2005 ROE improved to 14.1%, compared to 12.1% a year earlier, and ROA was unchanged from a year ago at 1.47%.

"We have improved our profitability, validating our strategy to manage growth and focus on higher-margin business," stated V. Lawrence Evans, Chairman and CEO. "Adding commercial loans that meet our return targets and risk profile has helped us improve our net interest margin and maintain excellent asset quality. We have also continued to grow our non-interest bearing checking accounts, helping to keep our funding costs down."

"With 47% of total loans tied to prime, the steady rise in interest rates has contributed to four consecutive quarters of margin expansion," added Rich Jacobson, EVP and CFO. "When the Federal Reserve ultimately finishes its current tightening cycle, we do anticipate a narrowing of our net interest margin as our certificate of deposits will continue to reprice upwards from previous levels at a time when asset yield increases will slow. Maintaining loan pricing discipline and building our core deposit base should partially offset this impact."

Horizon's net interest margin was 4.77% in the third quarter of fiscal 2006, compared to 4.59% in the preceding quarter and 4.37% in the same quarter last year. For the nine-month period ended December 31, 2005, the net interest margin was 4.62%, compared to 4.34% in the first three quarters of fiscal 2005.

Reflecting the net interest margin improvement, interest income increased by $4.9 million over the third quarter a year ago, while interest expense grew by $2.5 million. Net interest income was up 26% to $11.6 million in the quarter, compared to $9.2 million in the third quarter of fiscal 2005. Non-interest income increased 11% in the third quarter to $1.7 million, from $1.6 million last year, with an increase in service fees offsetting lower gains on asset sales. Non-interest expense increased 16% to $6.7 million, compared to $5.8 million a year ago. The efficiency ratio improved to 50.5%, from 53.9% in the third quarter last year.

"Non-interest income includes approximately $75,000 in prepayment penalty income in the third quarter, and we also had $142,000 in one-time non-interest expense recognition during the quarter," stated Dennis Joines, President and COO. "These one-time expenses related to a negotiated, discounted prepayment of fees owing related to our overdraft protection program, along with expenses incurred to automate elements of the Bank's back office functions related to processing wire transfers."

In the nine months ended December 31, 2005, interest income grew by $12.0 million, while interest expense increased by just $6.0 million, due to balance sheet management and the rising interest rate environment. As a result, net interest income was up 22% for the period to $32.6 million, compared to $26.7 million in the first three quarters of fiscal 2005. Non-interest income increased slightly to $5.2 million, while non-interest expense increased 14% to $19.1 million, compared to $16.7 million in the same nine-month period last year. Year-to-date, the efficiency ratio improved to 50.4%, from 52.7% in the first nine months of last year.

                                    (more)

HRZB-EPS Up 29% YTD
January 19, 2006
Page 2

Gross loans receivable totaled $907 million at the end of December 2005, compared to $754 million a year earlier, and total assets grew 16% to $1.1 billion, from $933 million at the end of the third fiscal quarter last year. Loan originations totaled $190 million in the quarter ended December 31, 2005, up 8% from $177 million in the same quarter last year. Higher-yielding commercial and commercial real estate loans accounted for 79% of total production in the most recent quarter, compared to 68% in the third quarter of fiscal 2005.

"While we have posted 20% year-over-year loan growth, that is very front-end loaded," Evans said. "Total loans grew by $25.8 million in the most recent quarter, $25.3 million in the September quarter and $38.8 million in the June quarter, after growing $63.2 million in the quarter ended March 2005. The slowdown over the last nine months has allowed us improve our net interest margin by funding more of our loans with core deposits."

Total deposits increased 17% to $815 million, compared to $694 million at the end of December 2004. Core deposits grew 12% from a year ago to $350 million, while time deposits increased 22% to $465 million.

"While CDs remain a major component of our funding mix, our drive to build core deposits resulted in a 55% increase in non- interest bearing checking balances," Joines said. "Existing customers are bringing us their checking accounts because they value our commitment to their businesses. This focus on relationship banking has also helped us to maintain consistently solid credit quality."

Non-performing assets (NPAs) were 0.12% of total assets at December 31, 2005, unchanged from both the end of the preceding quarter and a year earlier. For both the third quarter and nine-month periods, the provision for loan losses increased significantly from a year ago, to $800,000 and $2.3 million, respectively, as the Bank maintained its discipline of increasing its loan loss provisions at levels commensurate with the growth and changes in the composition in its loan portfolio. At quarter-end, the reserve for loan losses had grown to $13.9 million, or 1.56% of net loans receivable.

In the quarter ended December 31, 2005, Horizon repurchased 29,451 shares at an average price of $21.97 and in the nine months since the start of the fiscal year, Horizon has repurchased 202,552 shares at an average price of $20.32 per share. At quarter-end, book value was $11.18 per share, compared to $10.69 a year earlier, and tangible book value was $11.09, up from $10.61 a year ago.

Horizon Financial Corp. is a $1.1 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


                                         (more)

HRZB-EPS Up 29% YTD
January 19, 2006
Page 3

CONSOLIDATED STATEMENTS OF INCOME   Quarter Ended   Three Month   Quarter Ended   One Year  Quarter Ended
(unaudited)                       December 31, 2005   Change   September 30, 2005  Change  December 31, 2004
------------------------------------------------------------------------------------------------------------
Interest income:
   Interest on loans                   $    17,328      10%         $  15,787         41%       $  12,272
   Interest and dividends on
    securities                                 866      -1%               879        -15%           1,022
                                         ---------                  ---------                   ---------
      Total interest income                 18,194       9%            16,666         37%          13,294

Interest expense:
   Interest on deposits                      5,321      10%             4,858         61%           3,315
   Interest on borrowings                    1,283      22%             1,050         66%             771
                                         ---------                  ---------                   ---------
      Total interest expense                 6,604      12%             5,908         62%           4,086
                                         ---------                  ---------                   ---------
      Net interest income                   11,590       8%            10,758         26%           9,208

   Provision for loan losses                   800       7%               750        129%             350
                                         ---------                  ---------                   ---------
      Net interest income after
       provision for loan losses            10,790       8%            10,008         22%           8,858

Non-interest income:
   Service fees                              1,164      15%             1,009         53%             760
   Net gain/(loss) on sales of
    loans - servicing released                 208     -32%               306         -6%             222
   Net gain/(loss) on sales of
    loans - servicing retained                  (3)   -108%                38       -123%              13
   Net gain/(loss) on sales of
    investment securities                        -      NA                  -       -100%               1
   Other                                       377       2%               368        -35%             584
                                         ---------                  ---------                   ---------
      Total non-interest income              1,746       1%             1,721         11%           1,580

Non-interest expense:
   Compensation and employee benefits        3,786       4%             3,625         15%           3,291
   Building occupancy                          957      17%               819         23%             779
   Other expenses                            1,573      10%             1,424         27%           1,236
   Data processing                             231       6%               218        -38%             374
   Advertising                                 189       1%               187         40%             135
                                         ---------                  ---------                   ---------
      Total non-interest expense             6,736       7%             6,273         16%           5,815

Income before provision for income taxes     5,800       6%             5,456         25%           4,623
Provision for income taxes                   1,817       9%             1,661         30%           1,399
                                         ---------                  ---------                   ---------
Net Income                               $   3,983       5%         $   3,795         24%       $   3,224
                                         =========                  =========                   =========
Earnings per share :
   Basic earnings per share              $    0.40       5%         $    0.38         25%       $    0.32
   Diluted EPS                           $    0.40       5%         $    0.38         29%       $    0.31

Weighted average shares outstanding:
   Basic                                 9,911,027       0%         9,944,017         -2%      10,142,905
   Common stock equivalents                 87,643      -6%            93,487        -40%         146,043
                                         ---------                 ----------                  ----------
   Diluted                               9,998,670       0%        10,037,504         -3%      10,288,948
                                         =========                 ==========                  ==========

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



HRZB-EPS Up 29% YTD
January 19, 2006
Page 4

CONSOLIDATED STATEMENTS
 OF INCOME                      Nine Months Ended           Nine Months Ended
(unaudited)                     December 31, 2005  Change   December 31, 2004
------------------------------------------------------------------------------
Interest income:
   Interest on loans                 $   47,818      36%         $  35,170
   Interest and dividends
    on securities                         2,578     -19%             3,192
                                     ----------                 ----------
      Total interest income              50,396      31%            38,362

Interest expense:
   Interest on deposits                  14,342      48%             9,703
   Interest on borrowings                 3,432      72%             1,995
                                     ----------                 ----------
      Total interest expense             17,774      52%            11,698
                                     ----------                 ----------
      Net interest income                32,622      22%            26,664

   Provision for loan losses              2,275     133%               975
                                     ----------                 ----------
      Net interest income after
       provision for loan losses         30,347      18%            25,689

Non-interest income:
   Service fees                           2,919      21%             2,421
   Net gain/(loss) on sales of
    loans - servicing released              811       7%               761
   Net gain/(loss) on sales of
    loans - servicing retained               49     -29%                69
   Net gain/(loss) on sales of
    investment securities                    42     -91%               471
   Other                                  1,412       1%             1,402
                                     ----------                 ----------
      Total non-interest income           5,233       2%             5,124

Non-interest expense:
   Compensation and employee benefits    10,843      14%             9,471
   Building occupancy                     2,595      22%             2,123
   Other expenses                         4,445      16%             3,835
   Data processing                          667     -17%               802
   Advertising                              546       7%               511
                                     ----------                 ----------
      Total non-interest expense         19,096      14%            16,742

Income before provision for income
  taxes                                  16,484      17%            14,071
Provision for income taxes                4,993      17%             4,266
                                     ----------                 ----------
Net Income                           $   11,491      17%         $   9,805
                                     ==========                 ==========
Earnings per share :
   Basic earnings per share          $     1.15      20%         $    0.96
   Diluted EPS                       $     1.14      21%         $    0.94

Weighted average shares outstanding:
   Basic                              9,950,757      -3%        10,251,119
   Common stock equivalents              98,256     -37%           155,003
                                     ----------                 ----------
   Diluted                           10,049,013      -3%        10,406,122
                                     ==========                 ==========



                                         (more)

HRZB-EPS Up 29% YTD
January 19, 2006
Page 5

CONSOLIDATED STATEMENTS OF
 FINANCIAL CONDITION                              Three Month                     One Year
(unaudited)                    December 31, 2005    Change     September 30, 2005  Change  December 31, 2004
------------------------------------------------------------------------------------------------------------
Assets:
   Cash and due from banks         $   25,244          1%           $  24,944        24%     $  20,310
   Interest-bearing deposits            1,614        -76%               6,719        36%         1,186
   Investment securities - available
    for sale                           63,016          3%              61,300       -17%        75,767
   Investment securities - held
    to maturity                           370          0%                 370         0%           370
   Mortgage-backed securities -
    available for sale                 24,943         21%              20,602        26%        19,806
   Mortgage-backed securities -
    held to maturity                      566         -9%                 622       -41%           957
   Federal Home Loan Bank stock         7,247          0%               7,247         0%         7,218
   Gross loans receivable             906,734          3%             880,896        20%       753,523
   Reserve for loan losses            (13,925)         6%             (13,161)       25%       (11,168)
                                   ----------                      ----------               ----------
   Net loans receivable               892,809          3%             867,735        20%       742,355
   Loans held for sale                  1,902        -19%               2,360       -27%         2,588
   Investment in real estate in a
    joint venture                      16,882          0%              16,811        -2%        17,163
   Accrued interest and dividends
    receivable                          5,254         10%               4,778        20%         4,391
   Property and equipment, net         24,459          4%              23,444        11%        21,961
   Net deferred income tax assets       2,341         -4%               2,447        97%         1,186
   Federal income tax receivable        1,002          6%                 944       162%           382
   Other assets                        16,094          3%              15,627        -5%        16,999
                                   ----------                      ----------               ----------
      Total assets                 $1,083,743          3%          $1,055,950        16%    $  932,639
                                   ==========                      ==========               ==========
Liabilities:
   Deposits                        $  814,748          2%          $  800,938        17%    $  693,835
   Other borrowed funds               131,901          8%             122,293        26%       104,418
   Borrowing related to investment
    in real estate in a joint
    venture                            17,869          2%              17,456         9%        16,462
   Accounts payable and other
    liabilities                         6,536         44%               4,552       -16%         7,767
   Advances by borrowers for taxes
    and insurance                         236        -49%                 459        76%           134
   Deferred compensation                1,877          1%               1,858         4%         1,803
                                   ----------                      ----------               ----------
      Total liabilities            $  973,167          3%          $  947,556        18%    $  824,419

Stockholders' equity:
   Serial preferred stock, $1.00
    par value; 10,000,000 shares
    authorized; none issued or
    outstanding
   Common stock, $1.00 par value;
    30,000,000 shares authorized;
     9,894,380,  9,918,707, and
    10,121,148 shares outstanding       9,894          0%               9,919        -2%        10,121
   Paid-in capital                     54,009          0%              54,105        -2%        55,317
   Retained earnings                   43,444          5%              41,347        13%        38,509
   Accumulated other comprehensive
    income                              3,301          7%               3,095       -25%         4,417
   Debt related to ESOP                   (72)         0%                 (72)      -50%          (144)
                                   ----------                      ----------               ----------
      Total stockholders' equity      110,576          2%             108,394         2%       108,220
                                   ----------                      ----------               ----------
      Total liabilities and
       stockholders' equity        $1,083,743          3%          $1,055,950        16%    $  932,639
                                   ==========                      ==========               ==========
Intangible assets:
   Goodwill                        $      545          0%          $      545         0%    $      545
   Mortgage servicing asset               257         -3%                 265       -11%           289
                                   ----------                      ----------               ----------
   Total intangible assets         $      802         -1%          $      810        -4%    $      834
                                   ==========                      ==========               ==========


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



HRZB-EPS Up 29% YTD
January 19, 2006
Page 6


LOANS  (unaudited)        December 31,      September 30,       December 31,
                             2005               2005               2004
------------------------------------------------------------------------------

1-4 Mortgage
  1-4 Family             $  149,766          $  161,724         $ 161,712
  1-4 Family
   construction              21,408              16,931            16,636
  Participations sold       (57,761)            (60,107)          (65,211)
                         ----------          ----------         ---------
Subtotal                    113,413             118,548           113,137

Commercial construction
 /land development          243,661             208,702           143,565
Residential commercial
 real estate                 67,890              69,519            71,003
Non-residential
 commercial real estate     313,235             320,714           293,488
Commercial loans            119,522             114,363            93,242
Home equity secured          42,950              42,994            33,036
Other consumer loans          6,063               6,056             6,052
                         ----------          ----------         ---------
Subtotal                    793,321             762,348           640,386
                         ----------          ----------         ---------
Subtotal                    906,734             880,896           753,523
Less:
  Reserve for loan
   losses                   (13,925)            (13,161)          (11,168)
                         ----------          ----------         ---------
Net loans receivable     $  892,809          $  867,735         $ 742,355
                         ==========          ==========         =========

Net residential loans       112,424    13%      117,537   14%     112,167  15%
Net commercial loans        117,243    13%      112,227   13%      91,494  12%
Net commercial real
 estate loans               614,945    69%      589,720   68%     500,275  68%
Net consumer loans           48,197     5%       48,251    5%      38,419   5%
                         -----------------------------------------------------
                          $ 892,809   100%   $  867,735  100%   $ 742,355 100%
                         =====================================================


DEPOSITS (unaudited)     December 31,          September 30,    December 31,
                            2005                   2005             2004
------------------------------------------------------------------------------
Demand Deposits
  Savings               $   32,958    4%      $  35,543   4%    $  42,305   6%
  Checking                  79,835   10%         78,789  10%       79,299  11%
  Checking - non-
   interest bearing         85,949   11%         84,463  11%       55,389   8%
  Money market             151,128   18%        145,254  18%      135,668  20%
                        ------------------------------------------------------
Subtotal                   349,870   43%        344,049  43%      312,661  45%

CD's
  Under $100,000           245,870   30%        241,581  30%      237,818  34%
  $100,000 and above       219,008   27%        215,308  27%      143,356  21%
                        ------------------------------------------------------
Total CD's                 464,878   57%        456,889  57%      381,174  55%
                        ------------------------------------------------------

Total                   $  814,748  100%      $ 800,938 100%    $ 693,835 100%
                        ======================================================


 WEIGHTED AVERAGE
  INTEREST RATES:   Quarter Ended    Quarter Ended    Quarter Ended   Nine Months Ended   Nine Months Ended
(unaudited)          December 31,    September 30,     December 31,      December 31,      December 31,
                        2005             2005             2004              2005              2004
------------------------------------------------------------------------------------------------------------

  Yield on loans         7.88%            7.48%             6.68%            7.50%              6.67%
  Yield on investments   3.77%            3.79%             3.76%            3.75%              3.66%
                       ------           ------            ------           ------             ------
    Yield on interest-
     earning assets     7.50%            7.12%             6.31%            7.14%              6.24%

  Cost of deposits       2.63%            2.46%             1.89%            2.44%              1.88%
  Cost of borrowings     3.92%            3.48%             3.16%            3.62%              3.26%
                       ------           ------            ------           ------             ------
    Cost of interest-
     bearing
     liabilities         2.82%            2.60%             2.05%            2.61%               2.03%


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



HRZB-EPS Up 29% YTD
January 19, 2006
Page 7


AVERAGE  BALANCES
                    Quarter Ended    Quarter Ended    Quarter Ended   Nine Months Ended   Nine Months Ended
(unaudited)          December 31,    September 30,     December 31,      December 31,      December 31,
                        2005             2005             2004              2005              2004
------------------------------------------------------------------------------------------------------------

Loans                 $  879,836      $  844,446        $  734,521       $  850,465       $  703,540
Investments               91,085          92,083           107,880           91,197          115,817
                      ----------      ----------        ----------       ----------       ----------
  Total interest-
   earning assets        970,921         936,529           842,401          941,662          819,357

Deposits                 802,236         784,384           694,178          779,151          684,158
Borrowings               128,014         118,048            96,747          124,035           80,197
                      ----------      ----------        ----------       ----------       ----------
  Total interest-
   bearing
   liabilities           930,250         902,432           790,925          903,186          764,355

Average assets        $1,069,847      $1,041,954         $ 910,554       $1,041,305       $  889,382
Average stockholders'
 equity               $  109,485      $  107,859         $ 107,699       $  108,330       $  108,071



CONSOLIDATED FINANCIAL
RATIOS              Quarter Ended    Quarter Ended    Quarter Ended   Nine Months Ended   Nine Months Ended
(unaudited)          December 31,    September 30,     December 31,      December 31,      December 31,
                        2005             2005             2004              2005              2004
------------------------------------------------------------------------------------------------------------
Return on average
 assets                  1.49%           1.46%             1.42%            1.47%              1.47%
Return on average
 equity                 14.55%          14.08%            11.97%           14.14%             12.10%
Efficiency ratio        50.51%          50.27%            53.90%           50.45%             52.67%
Net interest spread      4.68%           4.52%             4.26%            4.53%              4.21%
Net interest margin      4.77%           4.59%             4.37%            4.62%              4.34%
Equity-to-assets ratio  10.20%          10.27%            11.60%
Equity-to-deposits
 ratio                  13.57%          13.53%            15.60%
Book value per share  $ 11.18         $ 10.93          $  10.69
Tangible book value
 per share            $ 11.09         $ 10.85          $  10.61



RESERVE FOR LOAN
LOSSES              Quarter Ended    Quarter Ended    Quarter Ended   Nine Months Ended   Nine Months Ended
(unaudited)          December 31,    September 30,     December 31,      December 31,      December 31,
                        2005             2005             2004              2005              2004
------------------------------------------------------------------------------------------------------------

Balance at beginning
 of period            $13,161          $12,448            $10,857           $11,767           $10,122
Provision for loan
 losses               $   800          $   750            $   350           $ 2,275           $   975
Charge offs - net
 of recoveries        $   (36)         $   (37)           $   (39)          $  (117)          $    71
                      -------          -------            -------           -------           -------
Balance at end of
 period               $13,925          $13,161            $11,168           $13,925           $11,168




NON-PERFORMING ASSETS
(unaudited)                December 31,     September 30,    December 31,
                               2005            2005             2004
------------------------------------------------------------------------------
Accruing loans -
 90 days past due                 -               -               151
Non-accrual loans             1,287           1,257               964
Restructured loans                -               -                 -
Total non-performing loans    1,287           1,257             1,115
Total non-performing
 loans/net loans               0.14%           0.14%             0.15%
REO                               -               -                 -
Total non-performing
 assets                     $ 1,287         $ 1,257           $ 1,115
Total non-performing
 assets/total assets           0.12%           0.12%             0.12%


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